NUVEEN S&P 500 DYNAMIC OVERWRITE FUND N-14 8C/A

Exhibit (18)

Calculation of Filing Fee Tables

Form N-14

(Form Type)

…………………………………………

Nuveen S&P 500 Dynamic Overwrite Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $0.01 Par Value Per Share	457(d)	130,811,385	$19.19(2)	$2,509,878,051	$138.10 Per Million Dollars	$346,614.16
Fees Previously Paid	Equity	Common Shares of Beneficial Interest, $0.01 Par Value Per Share	Other
Total Offering Amounts						$2,509,878,051		$346,614.16
Total Fees Previously Paid								—
Total Fee Offsets(3)								$2.60
Net Fee Due								$346,611.56

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Nuveen S&P 500 Dynamic Overwrite Fund	N-14	333-290975	October 20, 2025		$2.60	Equity	Common Shares of Beneficial Interest, $0.01 Par Value Per Share	1,000	$2.60
Fee Offset Sources

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Net asset value per common share on December 15, 2025.
(3)	The registrant has recalculated the total amount of the registration fee for this pre-effective amendment and is claiming as an offset the registration fee paid in connection with the registrant's registration statement on Form N-14 filed on October 20, 2025 (File No. 333-290975).

N/A ——333-290975Completion